UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2003

HORSESHOE GAMING HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-0214	88-0425131
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9921 Covington Cross Drive, Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 932-7800

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
EXHIBIT 99.1

Item 5. Other Events.

     On November 7, 2003, Horseshoe Gaming Holding Corp. (the “Company”) issued a press release announcing the receipt of a request for additional information from the Federal Trade Commission pursuant to the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Company’s pending sale to Harrah’s Entertainment, Inc.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is filed as a part of this report:

99.1	Text of press release, dated November 7, 2003, of the Registrant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORSESHOE GAMING HOLDING CORP.

Date: November 7, 2003	By:	/s/ Kirk C. Saylor

Kirk C. Saylor
Chief Financial Officer and Treasurer
(Principal Financial Officer)